Sunterra to Acquire Remaining Hawaiian Joint Venture in Kauai

LAS VEGAS, NV -- 07/14/2005 -- Sunterra Corporation (NASDAQ: SNRR) ("Sunterra" or the "Company") announced today that it has entered into an agreement to acquire the remaining 69.57 percent partnership interest that it does not presently own in Poipu Resort Partners L.P. (the "Partnership"), which owns and operates the oceanfront Embassy Vacation Resort Poipu Point ("EVR Poipu"), on the Hawaiian island of Kauai.

The transaction is valued at nearly $27 million, which the Company intends to be debt financed. With this transaction, Sunterra will acquire approximately 1,400 week-equivalents of Unsold Vacation Interests with an estimated retail value in excess of $30 million. Additionally, the Company will acquire approximately $22 million of performing mortgage receivables. In a fashion similar to the Company's acquisition of the Embassy Vacation Resort Ka'anapali Beach, this location will represent a permanent distribution point that will continue to generate substantial Vacation Interest revenues following the sell-out of the interests being acquired, and Sunterra will retain the management contract at the property.

Closing of the transaction is subject to certain conditions, and is expected to occur within approximately one month, following which the Company intends to release more detailed financial information regarding this acquisition. The transaction is expected to be accretive by $0.03 and $0.05 per diluted share in fiscal 2006 and 2007, respectively, stabilizing thereafter at a rate of approximately $0.065 per diluted share.

Nick Benson, Sunterra's President and CEO, noted, "The seasoned team at this premier resort ranks among the best in the industry and it is one of most popular Club Sunterra destinations. We were excited to announce the affiliation of EVR Poipu last summer and are delighted to acquire the full ownership of this magnificent property, permanently securing another outstanding location for our Club Sunterra members."

EVR Poipu is situated on 22 acres of lush tropical gardens overlooking the Keoneloa Bay, located in Koloa on the Island of Kauai in Hawaii. The resort contains 219 two and three bedroom units. On-site amenities include a lagoon-style swimming pool with its own sandy beach, whirlpool spas, complete fitness center, tranquil garden, a poolside bar and grill, and a steam room and sauna. It also carries the highest rating designations from each of the third party exchange companies.

Kauai's beaches offer opportunities for swimming, snorkeling, scuba diving, sailing, and more. The island features many unique restaurants and shops, as well as scenic, cultural, and historic sites. Next door to the resort is the Poipu Bay Resort Golf Course, the home of the PGA Grand Slam of golf. Further information and full-color views of the resort, its amenities and the surrounding area can be viewed at www.sunterra.com, under the tab "Resorts" and the name "EVR Poipu."

ABOUT SUNTERRA

Sunterra is one of the world's largest vacation ownership companies with more than 300,000 owner member families and over 90 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the Company, can be found at www.sunterra.com.

Statements about future results, estimated accretion and transaction closing dates made in this release and the statements attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements are not guarantees of future performance, and involve risks, uncertainties, and other factors that may cause results to differ materially from those anticipated at the time such statements are made, including risks associated with making financial forecasts and estimates. Future results, performance and achievements may be affected by our ability to successfully implement the cost reduction and marketing plans of our European operations, general economic conditions including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange rate fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risks associated with the level and structure of our indebtedness, risks associated with potential acquisitions and dispositions and other circumstances and uncertainties. Many of these risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission, including our most recent report on Form 10-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Bryan Coy
702-304-7005
investorrelations@sunterra.com